Annual Shareholder Meeting February 9, 2007 Peter E. Stangl Chairman Kevin E. Benson President and CEO

Forward Looking Statements The following presentation may contain forward-looking statements. Although such statements reflect our current reasonable judgment regarding the direction of our business, actual results may differ materially from those projected here. We undertake no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise. You can find information on the risk factors concerning why the actual results might differ from statements made today in our documents filed with the Securities and Exchange Commission.

Portfolio of Transportation Companies

Four Years of Significant Achievement 2006 2004 2005 2003

2006 - A Year of Achievements Driven to realize operational excellence Largest school bus and intercity bus company Predictable and consistent revenue 55% from long-term contractual agreements 2003 2004 2005 2006 East 360 374 414 466 west 0.12 0.123 0.137 0.149 2003 2004 2005 2006 East 125 143 165 250.5 west 0.042 0.047 0.054 0.08 $ millions % revenue $ millions % revenue EBITDA Margin Operating Income Margin

Delivered Shareholder Returns Recapitalized the balance sheet Used new debt and cash to repurchase 21% of outstanding shares $59 million in dividends Raised dividend from 15 cents to 17 cents at start of fiscal 2007 FY03 FY04 FY05 FY06 1/31/2007 7.13 15.7 23 27 29.71

Education Services

Laidlaw First Student Other District Operated East 41000 22000 102000 330000 Education Services - Industry Industry Fleet

Education Services - Strategy Utilization of assets Reduce costs Improve customer service

Education Services - People More than 43,000 front-line employees Focus on employee life cycle Identify Attract Train Remunerate Retain Retain experienced drivers Reduce employee turnover

Education Services - Automation Investing in technology Vehicle Maintenance System Branch Operating Platform

Education Services - Fleet Extended-Life Bus

Education Service - Investing for the Future Well advanced in development and implementation Opportunity to market services 2007 project spend approximately $22 million

Greyhound

Greyhound - Rejuvenate the Brand Elevate Everything Remodeled terminals Improved employee training Refurbished buses Improved rider comfort Celebrity spokespersons

Greyhound - Rejuvenate the Brand Before After

Greyhound - Transformed the Network Legend Blue: Retained Routes Red: Abandoned Routes

Spanish Network SoCal market Mid Border market Texas market Santa Ana Sacramento Los Angeles Modesto Fresno Riverside Albuquerque Las Vegas Phoenix Dallas Nuevo Laredo San Antonio Houston Monterrey Hermosillo Mexicali Tijuana Cd. Juarez Chihuahua Saltillo Monterrey D.F. Nvo. Laredo Matamoros Reynosa Nogales Piedras Negras Cd. Obregon Cd. Victoria Tampico Denver Guadalajara

Greyhound

Need pic Transit Services

Public Transit Multifaceted and highly competitive industry City bus Para transit Campus shuttles Few barriers to entry Improved bidding success Challenge to grow the revenue base Executive management changes

First Group

First Group - Statistics UK's largest bus and rail company Annual revenue of $5.8 billion 74,000 employees in UK and North America 24,000 employees in North America Segments: Rail passenger and freight UK bus North America Headquarters in Cincinnati, Aberdeen, Scotland and London, England

NYSE Bell Ringing

Appendix Reconciliation of Non-GAAP Financial Measures ( $ in millions ) EBITDA is presented as a supplemental disclosure because management uses this measure to evaluate performance and allocate resources, and believes it provides useful information regarding our ability to service or incur debt. EBITDA is not calculated the same way by all companies. We define EBITDA as operating income plus depreciation and amortization. EBITDA is not intended to represent cash flow for the period, is not presented as an alternative to operating income as an indicator of performance, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles (GAAP) and is not indicative of operating income or cash flows from operations as determined under GAAP. A reconciliation of EBITDA to income (loss) from continuing operations before cumulative effect of a change in accounting principle is presented below ($ in millions 2006 2005 2004 2003 EBITDA $ 466.3 $ 414.0 $ 373.5 $ 359.5 Depreciation and amortization (215.8) (249.1) (230.7) (235.0) Interest expense (24.3) (70.8) (78.6) (37.7) Other income, net 10.4 10.5 2.1 (20.4) Debt restructuring costs - (112.2) - (112.2) Gain on discharge of debt 1,482.8 Fresh start accounting adjustments (574.4) Income tax benefit (expense) (95.4) 2.0 (19.8) 2.0 Income (loss) from continuing operations before cumulative effect of a change in accounting principle $ 141.2 $ (5.6) $ 46.5 $ 1,009.4

Appendix cont'd Reconciliation of Non-GAAP Financial Measures ( $ in millions ) EBITDA is presented as a supplemental disclosure because management uses this measure to evaluate performance and allocate resources, and believes it provides useful information regarding our ability to service or incur debt. EBITDA is not calculated the same way by all companies. We define EBITDA as operating income plus depreciation and amortization. EBITDA is not intended to represent cash flow for the period, is not presented as an alternative to operating income as an indicator of performance, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles (GAAP) and is not indicative of operating income or cash flows from operations as determined under GAAP. A reconciliation of EBITDA to cash provided by operating activities is presented below ($ in millions): 2006 2005 2004 2003 EBITDA $ 466.3 $ 414.0 $ 373.5 $ 359.5 Cash paid for interest (19.0) (76.5) Cash refunded (paid) for income taxes 3.1 (1.5) Cash received from other income, net 10.4 10.5 Cash paid for debt restructuring - (70.7) Non-cash adjustments to EBITDA (5.0) 18.9 Cash provided (used) by changes in operating assets and liabilities 17.8 (27.8) Cash provided by operating activities $ 473.6 $ 266.9 $ 247.0 $ 290.5